EXHIBIT 10.2



                             ESC MEDICAL SYSTEMS LTD

                             STOCK OPTION AGREEMENT

                      Made as of the 18th day of June, 1999

                                     BETWEEN

 ESC MEDICAL SYSTEMS LTD., an Israeli company with offices at Yokneam Industrial Park, P.O. Box 240, Yokneam 20692, Israel (the "Company").

                                       AND

 LOUIS SCAFURI, an individual resident of Israel whose address is 133 Nichols Road, Cohasset, MA 02025, U.S.A. (the "Optionee");

                                   WITNESSETH

 WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of its Ordinary Shares, per value NIS 0.10 per share (the "Shares"), as hereinafter provided.

 NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree as follows;

 1. Grant of Option. The Company has granted to the Optionee as of the 18th of June, 1999 (the "Date of the Grant" and "Commencement Date") a restricted stock option (the "Option") to purchase all or any part of an aggregate of 450,000 Shares (such number reflects the share dividends distributed by the Company until the date of this Agreement, and is being subject to adjustment as provided in Paragraph 7) on the terms and conditions hereinafter set forth.

 2. Purchase Price. The purchase price of the Shares issuable upon exercise of the Option ("the Option Price") shall be $5.9375 per Share. Payment shall be made in cash or by certified check in the manner prescribed in paragraph 7 hereof.

 3.     Term of Option. The term of Option shall be for a period of ten
 (10) years from the date hereof, subject to earlier termination as provided in Paragraph 5. (This term may be modified by the Stock Option Committee, in its sole discretion, if circumstances so dictate).

 3.1.1 Options to acquire 200,000 of the Option shares shall be exercisable in equal amounts over a three-year period commencing on the anniversary of the date of grant; i.e., 33% at the end of one year, 66% at the end of the second year, 100% at the end of the third year.

 3.1.2 Options to acquire 150,000 of the Option shares shall be exercisable in equal parts over a five-year period commencing on the anniversary of the date of grant, i.e., 20% at the end of one year, 40% at the end of the second year, 60% at the end of the third year, 80% at the end of the fourth year and 100% at the end of the fifth year. Irrespective of the terms of exercise set forth in this subsection 3.1.2, the options to acquire 150,000 shares described herein shall be exercisable immediately in its entirety in the event the shares of the Company listed on NASDAQ trade at a closing bid price of $20 or more for 20 successive trading days.

 3.1.3 Options to acquire 100,000 of the Option shares shall be exercisable in equal parts over a five-year period commencing on the anniversary of the date of grant; i.e., 20% at the end of one year, 40% at the end for the second year, 60% at the end of the third year, 80% at the end of the fourth year and 100% at the end of the fifth year. Irrespective of the terms of exercise set forth in this subsection 3.1.3, the options to acquire 100,000 shares described herein shall described herein shall be exercisable immediately in its entirely in the event the shares of the Company listed on NASDAQ trade at a closing bid price of $25 or more for 20 successive trading days.

 3.1.4 All Options granted hereunder shall be exercisable immediately upon a Change of Control as defined in the Appendix attached hereto.

 Except as provided in paragraph 7, the Option may not be exercised unless, at the time the Option is exercised and at all times from the Commencement Date, the Optionee shall then be and shall have been, an employee of the Company.

 4. Limitations and Restrictions on Options and Ordinary Shares. The Option shall not be transferable otherwise than by will or the laws of descent and the Option may be exercised, during the lifetime of the Optionee, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect) provided, however, that if the Optionee shall die, his estate, personal representative, or beneficiary shall have the right to exercise the Option.

 5.     Termination of Option.

   (a) if the Optionee ceased to be employed by the Company as a result of his disability or his retirement with the consent of the Company, then any Options that are exercisable by him at the time he ceases to be employed by the Company, and only to the extent such Options are exercisable as of such time, may be exercised by him within two (2) years after the date of disability or one (1) year after the date of retirement with the consent of the Company (as determined by the Board of Directors), respectively;

   (b) if the Optionee ceases to be employed by the Company as a result of his dismissal without cause, then any Options that are exercisable by him at the time he ceases to be employed by the Company, and only to the extent such Options are exercisable as of such time, may be exercised by him within sixty (60) days after the date he ceases to be employed by the Company;

   (c) if the Optionee ceases to be employed by the Company as a result of his dismissal for cause (as determined by the Board of Directors of the Company in its sole discretion), the Option shall terminate immediately, whether or not all or any portion is then exercisable;

   (d) if the Optionee shall die while in the employment of the Company, his estate, personal representative or beneficiary shall have the right to exercise the entire Option granted to the option holder pursuant to the Plan at any time within two (2) years from the data of his death, in respect of the total number of share as to which he would have been entitled to exercise an Option at the date of his death.

 6. Changes in Capital Stock. In the event of any increase, reduction or change or exchange of shares for a different number or kind of share or other securities by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, combination or exchange of shares, repurchase of shares, change in corporate structure of otherwise, appropriate adjustments shall be made so that the capital stock issuable upon exercise of the Option after such readjustment or recapitalization shall be the substantial equivalent of the Ordinary Shares issuable upon exercise of the Option. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Ordinary Shares with stock of another corporation, the Company will make a reasonable effort, but shall not be required, to replace any outstanding Options granted pursuant to this Agreement with comparable options to purchase the Options granted pursuant to this Agreement with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding Options, with all Options not being exercised within the time period specified by the Board of Directors being terminated.

 7. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its offices at Yokeam Industrial Park, P.O.B. 240, Yokneam 20692, Israel. Such notice shall state that the Option is being exercised thereby and the number of shares of Ordinary Shares in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Option Price for such shares of Ordinary Sharer in cash or by certified check.

 Within thirty (30) days of receipt of the above-mentioned notice, the Company shall issue shares in the name of the Trustee for the benefit of the person or persons exercising the Option or, in the case of free shares, in the name of the person or persons exercising the Option, and deliver a certificate or certificates to the Trustee or persons, as the case may be representing such shares as soon as practicable after notice and payment shall be received.

 In the event the Option shall be exercised by any person or persons other than the Options, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

 The Optionee shall have no rights of a stockholder with respect to Ordinary Shares to be acquired by the exercise of the Option until a certificate or certificates representing such shares are issued to him or the Trustee for his benefit, as the case may be. Upon issuance of a certificate or certificates, Optionee shall have the rights of a shareholder except:

   the Optionee shall have voting rights as a shareholder starting at the date of exercise of the option.

 8. General. The Company shall at all times during the term of the Option reserve and keep available such number of Ordinary Shares as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes, if any, with respect to the issuance of Ordinary Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and shall, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

 9. Restrictive Legend. All certificates representing any shares of Ordinary Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

 "Any disposition of any interest in the securities represented by this certificate is subject to certain restrictions, and the securities represented by this certificate are subject to the terms of a Stock Option Agreement by the record holder hereof and the Company, a copy of which will be mailed to any holder of this certificate without charge with five (5) days of receipt by the Company of a written request therefore."

 10. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail; postage prepaid, to the address as hereinafter provided. Each notices shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at Yokneam Industrial Park, P.O.B. 240, Yokneam 20692, Israel. Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's last known address.

 11. Restrictions on Issuing Shares. The exercise of the Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any national, state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise in the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

 The Company will require an additional payment equal to all applicable withholding taxes which may be imposed on the difference between the purchase price of shares issuable upon exercise of an option and the fair market value of such shares as of the exercise date (which sum shall be paid in due course by the Company to the applicable agencies as income taxes withheld on income resulting from the exercise of the Option).

 12. Interpretation. The interpretation and construction of any terms or conditions of this Agreement or other matters related thereto by the Board of Directors shall be final and conclusive.

 13. Enforceability. This Agreement shall be binding upon the Optionee, his estate, his personal representatives and beneficiaries.

 14. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Israel.

 IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Optionee has hereunto set his hand all as of the day and year first above written.

 ESC MEDICAL SYSTEMS LTD.        OPTIONEE

 By: /s/ Shimon Eckhouse         Address:  133 Nichols Road
     -------------------                   Cohasset, MA 02025
     Authorized Officer


                                    APPENDIX

 "Change in Control" means the first to occur of any of the following dates:

 (i) An acquisition (other than directly from the Company) of any voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (X) the Company or (Y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person who files in connection with such acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed an "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph
 (l);

 (ii) The individuals who, as of the beginning of any two year period, are members of the Board (the "Incumbent Board"), ceasing for any reason, during such two year period, to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Agreement, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

 (iii)     Approval by stockholders of the Company of:

      (A) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction" i.e., meets each of the requirements described in
      (i),(ii), and (iii) below:

           (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

           (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation immediately following the consummation of such merger, consolidation or reorganization; and

           (iii) no Person other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by the Company, the surviving corporation, or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities has Beneficial Ownership of 20% or more of the combined voting power of the surviving corporation's then outstanding voting securities immediately following the consummation of such merger, consolidation or reorganization.

      (B)  A complete liquidation or dissolution of the Company; or

      (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such, a Beneficial Owner acquires additional Voting Securities which increase the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.